UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2010
Penford Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11488	91-1221360
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7094 South Revere Parkway,
Centennial, Colorado	80112-3932
(Address of principal executive offices)	(Zip Code)
303-649-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into Material Definitive Agreement.
Preferred Equity Financing
Securities Purchase Agreement
On April 7, 2010, Penford Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Zell Credit Opportunities Master Fund, L.P. (the “Investor”), an investment fund, managed by Equity Group Investments, a private investment firm. Pursuant to the Purchase Agreement, the Company issued $40 million of Series A 15% cumulative non-voting, non-convertible preferred stock (“Series A Preferred Stock”) and 100,000 shares of Series B voting convertible preferred stock (“Series B Preferred Stock”) in a private placement to the Investor. Proceeds from the preferred stock issuance were used to repay bank debt on April 8, 2010. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the foregoing summary of the Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1.
Investor Rights Agreement
On April 7, 2010, the Company also entered into an Investor Rights Agreement with the Investor (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, the Company shall prepare and file a registration statement covering the resale of the Company’s common stock issued upon conversion of the Series B Preferred Stock. In addition, the Investor shall have a preemptive right to purchase certain equity securities that the Company proposes to offer or sell other than pursuant to an underwritten public offering. A copy of the Investor Rights Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference, and the foregoing summary of the Investor Rights Agreement is qualified in its entirety by reference to Exhibit 10.2.
Standstill Letter Agreement
In connection with the issuance of the preferred stock, the Company and the Investor also entered into a Standstill Letter Agreement on April 7, 2010 (the “Standstill Letter Agreement”), pursuant to which the Investor has agreed not to take certain actions, subject to exceptions, until at least after April 7, 2012, including (i) acquiring any shares of common stock or (ii) nominating one or more directors for election to the Company’s Board of Directors or making any shareholder proposal at any annual or special meeting of shareholders (except for the nomination and election of the Series A Director (defined below). A copy of the Standstill Letter Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference, and the foregoing summary of the Standstill Letter Agreement is qualified in its entirety by reference to Exhibit 10.3.
Terms of Series A Preferred Stock
The holders of the Series A Preferred Stock are entitled to cash dividends of six percent on the sum of the outstanding Series A Preferred Stock plus accrued and unpaid dividends. In addition, dividends equal to nine percent of the outstanding Series A Preferred Stock may accrue or be paid currently at the discretion of the Company. Dividends are payable quarterly beginning May 31, 2010.
The Series A Preferred Stock is subject to mandatory redemption on April 7, 2017 at a per share redemption price equal to the original issue price plus any accrued and unpaid dividends. At any time on or after April 7, 2012, the Company may redeem, in whole or in part, the shares of the Series A Preferred Stock at a per share redemption price of the original issue price plus any accrued and unpaid dividends.
The Company may not declare or pay any dividends on its common stock or incur new indebtedness that exceeds a specified ratio without first obtaining approval from the holders of a majority of the Series A Preferred Stock.
In addition, the holders of Series A Preferred Stock are entitled to elect one director to the Company’s Board of Directors (the “Series A Director”). The Board of Directors, upon the recommendation of the Investor, has elected Matthew Zell, a Managing Director of Equity Group Investments, to be the Series A Director, effective April 9, 2010. Mr. Zell currently serves on the Board of two New York Stock Exchange companies: Anixter International Inc. (NYSE: AXE), a leading global provider of communications and security products, wire and cable, and other products, and Homex Development Corp. (NYSE: HXM), Mexico’s leading homebuilder. Mr. Zell was the Chief Executive Officer of Prometheus Technologies, Inc. until he rejoined EGI in 2001.
A copy of the Articles of Amendment for the Series A Preferred Stock is attached hereto as Exhibit 3.1 and incorporated herein by reference, and the foregoing summary of the Articles of Amendment for the Series A Preferred Stock is qualified in its entirety by reference to Exhibit 3.1.
Terms of Series B Preferred Stock
The holders of the Series B Preferred Stock are entitled to dividends equal to the per share dividend declared and paid on the Company’s common stock times the number of shares of common stock into which the Series B Preferred Stock is then convertible. The Series B Preferred Stock is not redeemable and dividends on the Series B Preferred Stock are non-cumulative.
At any time prior to April 7, 2020, at the option of the holder, the outstanding Series B Preferred Stock may be converted into shares of the Company’s common stock at a conversion rate of ten shares of common stock per one share of Series B Preferred Stock, subject to adjustment in the event of stock dividends, distributions, splits, reclassifications and the like. If any shares of Series B Preferred Stock have not been converted into shares of common stock prior to April 7, 2020, the shares of Series B Preferred Stock will automatically convert into shares of common stock. The holders of the Series B Preferred Stock shall have the right to one vote for each share of common stock into which the Series B Preferred Stock is convertible.
A copy of the Articles of Amendment for the Series B Preferred Stock is attached hereto as Exhibit 3.2 and incorporated herein by reference, and the foregoing summary of the Articles of Amendment for the Series B Preferred Stock is qualified in its entirety by reference to Exhibit 3.2.
Bank Debt Refinancing
On April 7, 2010, in connection with the issuance of preferred stock, the Company refinanced its bank debt. The Company entered into a $60 million Third Amended and Restated Credit Agreement among the Company, Penford Products Co., Bank of Montreal, Bank of America National Association and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland” New York Branch (the “Credit Agreement”).
The Credit Agreement replaced the Company’s previous $145 million secured term and revolving credit facilities. Under the Credit Agreement, the Company may borrow $60 million in revolving lines of credit. The lenders’ revolving credit loan commitment may be increased under certain conditions.
The maturity date for the revolving loans under the Credit Agreement is April 7, 2015. Interest rates under the Credit Agreement are based on either the London Interbank Offering Rates (“LIBOR”) or the prime rate, depending on the selection of available borrowing options under the Credit Agreement. Pursuant to the Credit Agreement, the interest rate margin over LIBOR ranges between 3% and 4%, depending upon the Total Funded Debt Ratio. At April 7, 2010, the interest rate margin was 3.25%.
The Credit Agreement provides that the Total Funded Debt Ratio, which is computed as funded debt divided by earnings before interest, taxes, depreciation and amortization (as defined in the Credit Agreement) shall not exceed 3.00. In addition, the Company must maintain a Fixed Charge Coverage Ratio, as defined in the Credit Agreement, of not less than 1.35. Annual capital expenditures would be restricted to $15 million (excluding certain capital expenditures specified in the Credit Agreement) if the Total Funded Debt Ratio is greater than 2.00 for two consecutive fiscal quarters. The Company’s obligations under the Credit Agreement are secured by substantially all of the Company’s assets.
At April 8, 2010, the Company had $15.1 million outstanding pursuant to the Credit Agreement. Under the Credit Agreement, there are no scheduled principal payments prior to maturity on April 7, 2015.
A copy of the Credit Agreement is attached hereto as Exhibit 10.4, and the foregoing summary of the Credit Agreement is qualified in its entirety by reference to Exhibit 10.4.

Item 2.02 Results of Operations and Financial Condition.
On April 8, 2010, the Company issued a press release reporting its financial results for the three months ended February 28, 2010. A copy of the Company’s press release containing this information is furnished as Exhibit 99.1 to this Report on Form 8-K.
Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Report on Form 8-K with respect to the Bank Debt Refinancing is hereby incorporated by reference into this Item 2.03.
Item 3.02: Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.
Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the election of Matthew Zell to the Company’s Board of Directors is incorporated into this Item 5.02 by reference.
Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 6, 2010, the Board of Directors of the Company adopted an amendment to Section 1.1 of the Company’s Amended and Restated Bylaws (the “Amendment”). The Amendment updates the Amended and Restated Bylaws to reflect current practices regarding the form of the Company’s stock certificate. A copy of the Amendment is attached hereto as Exhibit 3.3.
The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Articles of Amendment for the Series A Preferred Stock and the Series B Preferred Stock is incorporated into this Item 5.03 by reference.

Item 9.01: Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description

3.1	Articles of Amendment of Penford Corporation for Series A 15.0% Cumulative Non-Voting Non-Convertible Preferred Stock

3.2	Articles of Amendment of Penford Corporation for Series B Voting Convertible Preferred Stock

3.3	Amendment to Amended and Restated Bylaws of Penford Corporation

10.1	Securities Purchase Agreement by and between Penford Corporation and Zell Credit Opportunities Maser Fund, L.P., dated April 7, 2010

10.2	Investor Rights Agreement by and between Penford Corporation and Zell credit Opportunities Master Fund, L.P., dated April 7, 2010

10.3	Standstill Letter Agreement by and between Penford Corporation and Zell Credit Opportunities Master Fund, L.P., dated April 7, 2010

10.4	Third Amended and Restated Credit Agreement among the Company, Penford Products Co., Bank of Montreal, Bank of America National Association and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland” New York Branch, dated April 7, 2010

99.1	Press Release dated April 8, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penford Corporation (Registrant)

April 9, 2010	/s/ Steven O. Cordier Steven O. Cordier
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment of Penford Corporation for Series A 15.0% Cumulative Non-Voting Non-Convertible Preferred Stock

3.2	Articles of Amendment of Penford Corporation for Series B Voting Convertible Preferred Stock

3.3	Amendment to Amended and Restated Bylaws of Penford Corporation

10.1	Securities Purchase Agreement by and between Penford Corporation and Zell Credit Opportunities Maser Fund, L.P., dated April 7, 2010

10.2	Investor Rights Agreement by and between Penford Corporation and Zell credit Opportunities Master Fund, L.P., dated April 7, 2010

10.3	Standstill Letter Agreement by and between Penford Corporation and Zell Credit Opportunities Master Fund, L.P., dated April 7, 2010

10.4	Third Amended and Restated Credit Agreement among the Company, Penford Products Co., Bank of Montreal, Bank of America National Association and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland” New York Branch, dated April 7, 2010

99.1	Press Release dated April 8, 2010